UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
The information required to be presented in response to this item is partially contained in Item 8.01 below and in Exhibit 99.1, all of which information is incorporated herein by reference in its entirety. Clinical Data, Inc. (the “Company”) claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the issuance of common stock referenced in Exhibit 99.1 pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Merck KGaA (“Merck”) is an accredited investor, had access to information about the Company and its investment, and took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
Item 8.01. Other Events.
The Company is filing a press release in connection with its announcement today that it has made a milestone payment to Merck in connection with its recently completed successful pivotal Phase III study of Vilazodone, a dual serotonergic antidepressant, which press release is included as Exhibit 99.1 to this current report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1.	Press Release, dated December 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: December 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 10, 2007.